Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Flag Financial Corporation on Form S-8, effective April 25, 1994, as amended by Amendment No. 1 thereto, effective July 25, 2000 (File No. 033-78230), the Registration Statement of Flag Financial Corporation on Form S-8, effective December 16, 2004 (File No. 333-121345), the Registration Statement of Flag Financial Corporation on Form S-8, effective November 22, 2005, as amended by Amendment No. 1 thereto, effective December 7, 2005 (File No. 333-129897), the Registration Statement of Flag Financial Corporation on Form S-3, effective July 21, 1998 (File No. 333-59497), the Registration Statement of Flag Financial Corporation on Form S-3, effective December 14, 2004 (File No. 333-121246), the Registration Statement of Flag Financial Corporation on Form S-3, effective September 27, 2005 (File No. 333-128610), of our report dated March 11, 2006 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal controls over financial reporting, which is included in this Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia

March 16, 2006